As filed with the Securities and Exchange Commission on October 31, 2018

Registration No. 333-204086

Registration No. 333-183147

Registration No. 333-163005

Registration No. 333-124618

Registration No. 333-115192

Registration No. 333-115191

Registration No. 333-97191

Registration No. 333-81248

Registration No. 333-64608

Registration No. 333-33801

Registration No. 333-18113

Registration No. 333-18111

Registration No. 33-87274

Registration No. 33-48479

Registration No. 33-48478

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-204086

FORM S-8 REGISTRATION STATEMENT NO. 333-183147

FORM S-8 REGISTRATION STATEMENT NO. 333-163005

FORM S-8 REGISTRATION STATEMENT NO. 333-124618

FORM S-8 REGISTRATION STATEMENT NO. 333-115192

FORM S-8 REGISTRATION STATEMENT NO. 333-115191

FORM S-8 REGISTRATION STATEMENT NO. 333-97191

FORM S-8 REGISTRATION STATEMENT NO. 333-81248

FORM S-8 REGISTRATION STATEMENT NO. 333-64608

FORM S-8 REGISTRATION STATEMENT NO. 333-33801

FORM S-8 REGISTRATION STATEMENT NO. 333-18113

FORM S-8 REGISTRATION STATEMENT NO. 333-18111

FORM S-8 REGISTRATION STATEMENT NO. 33-87274

FORM S-8 REGISTRATION STATEMENT NO. 33-48479

FORM S-8 REGISTRATION STATEMENT NO. 33-48478

UNDER

THE SECURITIES ACT OF 1933

PRAXAIR, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-124-9050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 RIVERVIEW DRIVE, DANBURY, CONNECTICUT 06810

(203) 837-2000

(Address and Telephone Number, including Area Code, of Principal Executive Offices)

Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan

Praxair Distribution, Inc. 401(k) Retirement Plan

Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan

2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc.

Amended and Restated 2002 Praxair, Inc. Long Term Incentive Plan

1992 Praxair, Inc. Long Term Incentive Plan

1996 Praxair, Inc. Senior Executive Performance Award Plan

1996 Praxair, Inc. Performance Incentive Plan

Praxair Healthcare Services, Inc. 401(k) Retirement Savings Plan

The Savings Program for Employees of Praxair, Inc. and Participating Subsidiary Companies

The Savings Program for Employees of Praxair Puerto Rico, Inc. and its Participating Subsidiaries

Praxair Distribution, Inc. 401(k) Retirement Plan

Praxair, Inc. Directors’ Fees Deferral Plan

1993 Praxair Compensation Deferral Program

Praxair Retirement Savings Plan

(Full Titles of the Plans)

Guillermo Bichara

General Counsel

Praxair, Inc.

10 Riverview Drive

Danbury, Connecticut 06810

(203) 837-2000

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Keith A. Pagnani, Esq.

Krishna Veeraraghavan, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

+1 (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

Praxair, Inc., a Delaware corporation (the “Registrant”), is filing with the Securities and Exchange Commission (the “SEC”) these post-effective amendments (the “Post-Effective Amendments”) to deregister the shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) previously registered under the following Registration Statements on Form S-8 (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•	Registration Statement No. 333-204086, originally filed with the SEC on May 12, 2015 relating to the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan;

•	Registration Statement No. 333-183147, originally filed with the SEC on August 8, 2012 relating to the Praxair Distribution, Inc. 401(k) Retirement Plan;

•	Registration Statement No. 333-163005, originally filed with the SEC on November 9, 2009 relating to the 2009 Praxair, Inc. Long Term Incentive Plan;

•	Registration Statement No. 333-124618, originally filed with the SEC on May 4, 2005 relating to the 2005 Equity Compensation Plan for Non-Employee Directors of Praxair, Inc.;

•	Registration Statement No. 333-115192, originally filed with the SEC on May 5, 2004 relating to the 2002 Praxair, Inc. Long Term Incentive Plan;

•

Registration Statement No. 333-115191, originally filed with the SEC on May 5, 2004 relating to the 1992 Praxair, Inc. Long Term Incentive Plan, the 1996 Praxair, Inc. Senior Executive Performance Award Plan, the 1996 Praxair, Inc. Performance Incentive Plan;

•	Registration Statement No. 333-97191, originally filed with the SEC on July 26, 2002 relating to the Praxair Healthcare Services, Inc. 401(k) Retirement Savings Plan;

•

Registration Statement No. 333-81248, originally filed with the SEC on January 23, 2002 relating to The Savings Program for Employees of Praxair, Inc. and Participating Subsidiary Companies and The Savings Program for Employees of Praxair Puerto Rico, Inc. and its Participating Subsidiaries;

•	Registration Statement No. 333-64608, originally filed with the SEC on July 5, 2001 relating to the 2002 Praxair, Inc. Long Term Incentive Plan;

•	Registration Statement No. 333-33801, originally filed with the SEC on August 15, 1997 relating to the Praxair Distribution, Inc. 401(k) Retirement Plan;

•	Registration Statement No. 333-18113, originally filed with the SEC on December 18, 1996 relating to the Praxair, Inc. Directors’ Fees Deferral Plan;

•	Registration Statement No. 333-18111, originally filed with the SEC on December 18, 1996 relating to the 1993 Praxair Compensation Deferral Program;

•	Registration Statement No. 33-87274, originally filed with the SEC on December 12, 1994 relating to The Savings Program for Employees of Praxair, Inc. and Participating Subsidiary Companies;

•	Registration Statement No. 33-48479, originally filed with the SEC on June 16, 1992 relating to the 1992 Praxair, Inc. Long Term Incentive Plan;

•	Registration Statement No. 33-48478, originally filed with the SEC on June 16, 1992 relating to The Savings Program for Employees of Praxair, Inc. and Participating Subsidiary Companies.

On October 31, 2018, the Registrant and Linde Aktiengesellschaft, a stock corporation incorporated under the laws of Germany (“Linde AG”), combined under Linde plc, a new holding company incorporated under the laws of Ireland, as contemplated by the business combination agreement, dated June 1, 2017, as amended on August 10, 2017 (the “Business Combination Agreement”), by and among the Registrant, Linde plc, Linde AG, Zamalight Holdco LLC and Zamalight Subco, Inc. (the “Business Combination”). Pursuant to the Business Combination Agreement, (i) the Registrant became an indirect wholly-owned subsidiary of Linde plc through the merger of Zamalight Subco, Inc., an indirect wholly-owned Delaware subsidiary of Linde plc with and into the Registrant, and (ii) Linde AG became an indirect subsidiary of Linde plc through an exchange offer by Linde plc for each issued and outstanding bearer share of Linde AG.

In connection with and effective upon the completion of the Business Combination, Linde plc assumed the existing Amended and Restated 2002 Praxair, Inc. Long Term Incentive Plan, the 2005 Equity Compensation Plan for Non-Employee Directors of the Registrant and the Amended and Restated 2009 Praxair, Inc. Long Term Incentive Plan. The Linde AG Long Term Incentive Plan 2012 was terminated (other than in respect of awards held by individuals who are members of the Linde AG executive board) effective upon completion of the Business Combination and Linde plc adopted the Linde plc Long Term Incentive Plan 2018. In addition, in connection with the completion of the Business Combination, Linde plc will honor (or cause to be honored) the Praxair Retirement Savings Plan and The Savings Program for Employees of Praxair Puerto Rico B.V., Inc. and its Participating Subsidiary Companies.

As a result of the Business Combination, the Registrant has terminated all offerings and sales pursuant to the Registration Statements and hereby terminates the effectiveness of the Registration Statements and removes and withdraws from registration all securities of the Registrant registered but remaining unsold or unissued under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Danbury, CT, on this 31st day of October, 2018.

PRAXAIR, INC.

By:	/s/ Guillermo Bichara
Name:	Guillermo Bichara
Title:	General Counsel

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.